                                                                     Exhibit 2.2

                       OMITTED SCHEDULES AND EXHIBITS TO
                         THE ASSET PURCHASE AGREEMENT
                               AMONG AGWAY, INC.
                    CLARK SEEDS, INC. AND AGRIBIOTECH, INC.
                    ---------------------------------------

     Registrant will furnish to the Securities and Exchange Commission a copy of any of the following Schedules or Exhibits upon request.


Schedule No.             Description
-----------              -----------

1(a)                     The Inventory
1(b)                     The Real Property
1(c)                     The Buildings and Improvements
1(d)                     The Equipment and Machinery
1(e)                     The Office Furniture and Fixtures
1(f)                     The Automobiles, Trucks, Forklifts and Other Vehicles
1(h)                     The Pre-Paid Assets
1(i)                     The Other Assets
1(k)                     The Trade Name
1(m)                     Plant Variety Protection Act Certificates
1(n)                     The Customer List
1(r)                     The Assumed Liabilities
4(a)(1)                  The Excluded Assets
4(a)(2)                  Accounts Receivable
7(a)                     Exceptions to Title
7(c)                     Legal Proceedings; Claims
7(d)                     Trade Name
7(f)                     Material Agreements, Contracts, Commitments,
                              Obligations and Understandings
7(g)                     Violations or Restrictions
7(h)                     Court Orders and Decrees
7(j)                     Governmental Licenses, Permits, Etc.
7(k)                     Environmental Claims
7(l)                     Employee Benefit Plans
7(p)                     The Seller's Undisclosed Liabilities and Conditions
7(q)                     Compliance with Laws
7(s)                     Changes Outside of Ordinary Course
7(u)                     Non-Cancelable Labor Contracts
7(x)                     Insurance
7(y)                     Right's of Third Parties
7(z)                     Relationships with Vendors and Customers
12(o)                    List of Agreements to be Assigned and Assumed


Exhibit No.              Description
----------               -----------

3(b)                     Escrow Agreement

3(c)                     Form of Non-Competition Agreement

7(o)                     The Seller's Financial Statements

12(f)                    Form of the Seller's Legal Opinion

16(d)                    Form of the Buyer's Legal Opinion

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